                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration Number 333-60688

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                           Prospectus Supplement No. 2

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                                LENDINGTREE, INC.

                     Up to 24,099,365 shares of Common Stock

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         This prospectus supplement relates to the resale by a holder of shares of LendingTree's common stock. This is a supplement to the prospectus dated
July 2, 2001, forming a part of the Registration Statement on Form S-3 (Registration No. 333-60688) filed by LendingTree, Inc. with the Securities and Exchange Commission. The prospectus was previously supplemented by prospectus supplement no. 1 dated August 16, 2001.

         This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus dated July 2, 2001, as supplemented hereby and by prospectus supplement no. 1 dated August 16, 2001, and is qualified by reference to such prospectus except to the extent that information contained herein or in prospectus supplement no. 1 supersedes the information contained in the prospectus.

                              SELLING STOCKHOLDERS

         Merrill Lynch, Pierce, Fenner & Smith Incorporated transferred the 112,290 shares of common stock beneficially owned by it to its affiliate ML IBK Positions, Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated is a direct wholly-owned subsidiary of Merrill Lynch & Co., Inc., and ML IBK Positions, Inc. is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. This transferee was not identified in the prospectus.

         The following table sets forth, as of the date of this prospectus supplement, the name of the above-described transferee, the number of our shares owned by the transferee as of such date, the number of our shares owned by the transferee that may be offered for sale from time to time by the prospectus (as supplemented hereby) and the number of our shares to be held by the transferee assuming the sale of all of the shares offered hereby.

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                                                                           Unregistered
                                            Percent of                        Shares        Percent of
                              Shares        Outstanding     Shares That       Owned         Outstanding
   Name of Selling         Beneficially     LendingTree       May be          After         LendingTree
     Stockholder              Owned            Stock          Offered        Offering          Stock
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
ML IBK Positions, Inc.       112,290             *           112,290            --               *
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

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* Less than one percent.


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